Exhibit 10.8

Company Letterhead

[Date]

[Participant]

[Address]

Dear [Participant],

Pursuant to the terms and conditions of the HighPeak Energy, Inc. Amended and Restated Long Term Incentive Plan, as amended from time to time (the “Plan”), HighPeak Energy, Inc. (the “Company”) hereby grants you on July 13, 2021 (the “Date of Grant”) Dividend Equivalents (“DERs”) equal to the number of unexercised options to purchase common stock, $0.0001 par value per share, of the Company (“Stock”) held by you as of the Date of Grant (and set forth on Exhibit A) (the “Options” and, to the extent such Options are unexercised from time to time, the “Unexercised Options”). For purposes of clarity, the Company’s intention is that you will be deemed to hold the DERs granted hereunder on the forthcoming dividend record date of July 15, 2021. This award of DERs (this “DER Agreement”), except as provided herein, is subject to the same terms and conditions set forth in the Stock Option Agreement governing the Options and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Option Agreement and the Plan.

Each DER shall remain outstanding from the Date of Grant until the earlier of the exercise or forfeiture of the Options to which the DER corresponds. In the event that the Company declares and pays a dividend in respect of its outstanding Stock on or after the Date of Grant and, on the record date for such dividend, you hold Unexercised Options with respect to which DERs have been granted pursuant to this DER Agreement, the Company shall pay to you an amount in cash equal to the cash dividends you would have received if you were the holder of record as of such record date, of the number of shares of Stock related to the portion of your Unexercised Options that have not been exercised or forfeited as of such record date, to be made on or promptly following the later of (i) the date such corresponding Unexercised Options become vested and non-forfeitable in accordance with the terms of such Options (but no later than 30 days following the date such Unexercised Options become vested and non-forfeitable), or (ii) the date that the Company pays such dividend (but no later than 30 days following the date on which the Company pays such dividend to its shareholders generally). The Company shall establish, with respect to each unvested and Unexercised Option, a separate DER bookkeeping account for such unvested and unexercised Option (a “DER Account”), which shall be credited (without interest) on the applicable distribution dates with an amount equal to any distributions paid during the period that such Unexercised Option remains unexercised with respect to the Share underlying the Option to which such DER relates.

Upon the forfeiture of an Unexercised Option, the DER (and the DER Account) with respect to such forfeited Option shall be forfeited. Upon the exercise of an Unexercised Option the DERs associated with such Option will become null and void; provided, however, any DERs held as of the record date of such dividend with respect to Unexercised Options that became vested and exercised prior to the payment date of such dividend or any DERs previously credited to the DER Account associated with such Option will be paid in accordance with this DER Agreement.

By your signature below, you agree to be bound by the terms and conditions of the DER Agreement, the Stock Option Agreement and the Plan. You acknowledge that you have reviewed the DER Agreement, the Stock Option Agreement and the Plan in their entirety and fully understand all provisions of the DER Agreement, the Stock Option Agreement and the Plan. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the DER Agreement, Stock Option Agreement and the Plan.

This DER Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this DER Agreement to be executed by an officer thereunto duly authorized, and the Participant has executed this DER Agreement, effective for all purposes as provided above.

COMPANY

HighPeak Energy, Inc.

By:
Name:
Title:

PARTICIPANT

Name:

Signature Page to

Dividend Equivalent Agreement

Exhibit A

[Table of Unexercised Options]